Exhibit 99.1

Computer Programs and Systems, Inc. Announces Record First Quarter Results; Company Declares Regular Quarterly Dividend of $0.22 Per Share

    MOBILE, Ala.--(BUSINESS WIRE)--April 21, 2005--Computer Programs and Systems, Inc. (NASDAQ/NM:CPSI):

    Highlights:

    -- Established new high marks for quarterly net income, revenue and cash collections;

    --  Recorded positive free cash flow of $5.8 million;

    --  Signed 21 new system installation contracts averaging
        $650,000; and

    --  Declared regular quarterly dividend of $0.22 per share.

    Computer Programs and Systems, Inc. (NASDAQ/NM:CPSI), a leading provider of healthcare information solutions, today announced results for the first quarter ended March 31, 2005.
    The Company also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.22 (twenty-two cents) per share, payable on May 26, 2005, to shareholders of record as of the close of business on May 6, 2005.
    Total revenues for the first quarter ended March 31, 2005, increased 44.9% to $26.4 million, compared with total revenues of $18.2 million for the prior year period. Net income for the quarter ended March 31, 2005, increased 328% to $3.2 million, or $0.31 per diluted share, compared with $0.8 million, or $0.07 per diluted share, for the quarter ended March 31, 2004. Cash provided from operations for the first quarter of 2005 was $6.5 million, compared with $3.3 million for the same period last year.
    David Dye, chief executive officer and president of CPSI, stated, "Our results for the first quarter demonstrate the continued growth in demand for both information technology and business process outsourcing among community hospitals. We are particularly pleased that we generated record system sales due to strength in new customer sales and success in cross selling additional software applications to our existing client hospitals."
    For the second quarter of 2005, the Company anticipates total revenues of $24.0 to $25.0 million and net income of approximately $2.6 to $2.9 million, or $0.25 to $0.27 per diluted share. CPSI's 12-month backlog as of March 31, 2005, was $73.6 million, consisting of $21.5 million in non-recurring system purchases and $52.1 million in recurring payments for support, outsourcing, ASP and ISP contracts.
    In closing, Mr. Dye added, "In recent years, we have invested a great deal of development efforts in our advanced clinical applications such as ChartLink(TM), our web-based patient chart, and ImageLink(TM), our digital image viewing and storage module. We believe that our continued competitive success is in large part a result of this investment, as CPSI stands alone in offering an affordable, truly integrated solution that meets the demands of our community hospital customers by providing their caregivers with an electronic medical record."

    A listen-only simulcast and replay of CPSI's first quarter conference call will be available on-line at www.cpsinet.com and www.earnings.com on April 22, 2005, beginning at 9:00 a.m. Eastern Time.

    About Computer Programs and Systems, Inc.

    CPSI is a leading provider of healthcare information solutions for community hospitals with over 500 client hospitals in 45 states. Founded in 1979, the Company is a single-source vendor providing comprehensive software and hardware products, complemented by complete installation services and extensive support. Its fully integrated, enterprise-wide system automates clinical and financial data management in each of the primary functional areas of a hospital. CPSI's staff of over 750 technical, healthcare and medical professionals provides system implementation and continuing support services as part of a comprehensive program designed to respond to clients' information needs in a constantly changing healthcare environment. For more information, visit www.cpsinet.com.

    This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as "expects," "anticipates," "estimates," "believes," "predicts," "intends," "plans," "potential," "may," "continue," "should," "will" and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry; saturation of our target market and hospital consolidations; changes in customer purchasing priorities and demand for information technology systems; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new technology and products in response to market demands; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; failure of our products to function properly resulting in claims for medical losses; government regulation of our products and customers; interruptions in our power supply and/or telecommunications capabilities and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.



                  COMPUTER PROGRAMS AND SYSTEMS, INC.
             Unaudited Condensed Statements of Operations
                 (in thousands, except per share data)

                                                   Three Months Ended
                                                       March 31,
                                                     2005      2004
                                                    -------  -------
Sales revenues:
 System sales                                       $12,643   $7,104
 Support and maintenance                             10,192    9,254
 Outsourcing                                          3,562    1,854
                                                    -------  -------
   Total sales revenues                              26,397   18,212

Cost of sales:
 System sales                                         7,955    6,433
 Support and maintenance                              4,564    4,144
 Outsourcing                                          1,962    1,139
                                                    -------  -------
   Total cost of sales                               14,481   11,716
                                                    -------  -------
   Gross profit                                      11,916    6,496

Operating expenses:
 Sales and marketing                                  1,835    1,284
 General and administrative                           4,868    4,073
                                                    -------  -------
   Total operating expenses                           6,703    5,357
                                                    -------  -------

   Operating income                                   5,213    1,139
Interest income, net                                    109       62
Other                                                    65        9
                                                    -------  -------
   Income before taxes                                5,387    1,210
Provision for income taxes                            2,153      455
                                                    -------  -------
   Net income                                        $3,234     $755
                                                    =======  =======

Basic earnings per share                              $0.31    $0.07
                                                    =======  =======
Diluted earnings per share                            $0.31    $0.07
                                                    =======  =======

Weighted average shares outstanding:
 Basic                                               10,490   10,490
 Diluted                                             10,574   10,527


                  COMPUTER PROGRAMS AND SYSTEMS, INC.
                  Unaudited Condensed Balance Sheets
                            (in thousands)

                                                   March 31, Dec. 31,
                                                     2005      2004
                                                    -------  -------
                                ASSETS
Current assets:
 Cash and cash equivalents                          $11,098  $13,785
 Investments                                          6,103     --
 Accounts receivable, net of allowance for doubtful
  accounts of $1,377 and $1,636 respectively         11,779   11,765
 Financing receivables, current portion               1,238      974
 Inventory                                            1,604    1,475
 Deferred tax assets                                  1,377    1,397
 Prepaid expenses                                       227      438
 Prepaid income taxes                                  --        172
                                                    -------  -------
   Total current assets                              33,426   30,006

Financing receivables, long-term                        558      618
Property and equipment                               11,356   10,659
Accumulated depreciation                             (5,632)  (5,205)
                                                    -------  -------

   Total assets                                     $39,708  $36,078
                                                    =======  =======

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                    $1,589     $970
 Deferred revenue                                     3,061    2,602
 Accrued vacation                                     1,755    1,631
 Other accrued liabilities                            2,484    2,323
 Income taxes payable                                 1,381     --
                                                    -------  -------
   Total current liabilities                         10,270    7,526

Deferred tax liabilities                                694      718

Stockholders' equity:
 Common stock, par value $0.001 per share,
  30,000,000 shares authorized, 10,489,849
  shares issued and outstanding                          10       10
 Additional paid-in capital                          17,292   17,292
 Deferred compensation                                 (111)    (123)
 Accumulated other comprehensive income                 (28)    --
 Retained earnings                                   11,581   10,655
                                                    -------  -------
   Total stockholders' equity                        28,744   27,834
                                                    -------  -------

   Total liabilities and stockholders' equity       $39,708  $36,078
                                                    =======  =======


                  COMPUTER PROGRAMS AND SYSTEMS, INC.
                    Other Supplemental Information
                            (In thousands)

The following table summarizes free cash flow for the Company:

                                                   Three Months Ended
                                                        March 31,
                                                      2005     2004
                                                    -------  -------
Net cash provided by operating activities            $6,466   $3,348
Purchases of property and equipment                    (697)    (381)
                                                    -------  -------
Free cash flow                                       $5,769   $2,967
                                                    =======  =======

Free cash flow is a non-GAAP financial measure which CPSI defines as net cash provided by operating activities less capital expenditures. The most directly comparable GAAP financial measure is net cash provided by operating activities. The Company believes free cash flow is a useful measure of performance and uses this measure as an indication of the strength of the Company and its ability to generate cash.


    CONTACT: Computer Programs and Systems, Inc., Mobile
             M. Stephen Walker, 251-639-8100